Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

__ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

THE WESTERN UNION COMPANY
(Exact name of obligor as specified in its charter)

Delaware	20-4531180
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12500 East Belford Avenue
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)
_____________________________

Debt Securities
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 3rd day of October, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 6

October 3, 2016

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$18,611
Interest-bearing balances	240,970
Securities:
Held-to-maturity securities	100,420
Available-for-sale securities	235,446
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	93
Securities purchased under agreements to resell	21,444
Loans and lease financing receivables:
Loans and leases held for sale	17,329
Loans and leases, net of unearned income	914,730
LESS: Allowance for loan and lease losses	10,649
Loans and leases, net of unearned income and allowance	904,081
Trading Assets	39,853
Premises and fixed assets (including capitalized leases)	7,721
Other real estate owned	1,040
Investments in unconsolidated subsidiaries and associated companies	10,445
Direct and indirect investments in real estate ventures	0
Intangible assets
Goodwill	22,964
Other intangible assets	15,282
Other assets	63,736
Total assets	$1,699,435

LIABILITIES
Deposits:
In domestic offices	$1,145,337
Noninterest-bearing	361,165
Interest-bearing	784,172
In foreign offices, Edge and Agreement subsidiaries, and IBFs	148,148
Noninterest-bearing	1,175
Interest-bearing	146,973
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,716
Securities sold under agreements to repurchase	21,265

Dollar Amounts
In Millions
Trading liabilities	28,205
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	147,172
Subordinated notes and debentures	13,650
Other liabilities	32,481
Total liabilities	$1,540,974

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,705
Retained earnings	46,032
Accumulated other comprehensive income	4,807
Other equity capital components	0
Total bank equity capital	158,063
Noncontrolling (minority) interests in consolidated subsidiaries	398
Total equity capital	158,461
Total liabilities, and equity capital	$1,699,435

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
James Quigley
Enrique Hernandez, Jr
Lloyd H. Dean